UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2019

Elastic N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-38675	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 West El Camino Real, Suite 350

Mountain View, California 94040

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 458-2620

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On April 25, 2019, Elastic N.V. (“Elastic” or the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary Meeting”) to appoint Caryn Marooney as a non-executive director for a term that will expire at the end of the 2022 annual general meeting of shareholders.

As of the close of business on March 28, 2019, the record date for the Extraordinary Meeting (the “Record Date”), there were 73,424,305 ordinary shares of Elastic issued and outstanding and entitled to vote at the Extraordinary Meeting. As of the Record Date, there were no preferred shares of Elastic issued and outstanding. At least one-third of the issued Elastic shares were present or represented at the Extraordinary Meeting with respect to the proposal below, constituting a quorum for purposes of the proposal.

(b) The certified results of the matter voted on at the Extraordinary Meeting are set forth below.

Proposal No. 1 - Appointment of Caryn Marooney as a non-executive director for a term expiring at the end of the 2022 annual general meeting of shareholders:

Nominee	For	Against	Abstain	Broker Non-Votes
Caryn Marooney	52,529,828	44,118	1,695	0

Consistent with established Dutch law and Elastic’s Articles of Association, Caryn Marooney was appointed by the general meeting.

Item 8.01.	Other Events.

On April 25, 2019 the Company issued a press release announcing the results of the shareholder vote at the Extraordinary Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated April 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2019

ELASTIC N.V.

By:	/s/ Janesh Moorjani
Name:	Janesh Moorjani
Title:	Chief Financial Officer